EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of Ironclad Performance Wear Corporation of our report, dated February 14, 2006, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of Ironclad Performance Wear Corporation for the year ended December 31, 2005.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
December 4, 2006